CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

Jeff Conlin
Director of Corporate PR and Communications
(630) 621-5543

FOR IMMEDIATE RELEASE

INTERFACE REPORTS SECOND QUARTER 2013 RESULTS

-- Earnings Per Share of $0.17 --
-- Gross Margin Improves to 35.4% --
-- Record Sales in U.S. Commercial Business --

ATLANTA, Georgia, July 24, 2013 – Interface, Inc. (Nasdaq: TILE), a worldwide carpet tile company and global leader in sustainability, today announced results for the second quarter ended June 30, 2013.

“We made tremendous strides improving our performance during the second quarter, reflected by our increased sales, gross margin and earnings,” said Daniel T. Hendrix, Chairman and Chief Executive Officer of the Company.  “We’re very pleased with our surge in the Americas business, with sales up 12% year-over-year and well ahead of the overall commercial market.  Gross margin in the Americas dramatically improved on a sequential basis, putting us on track to return to historical peak levels.  Our Asia-Pacific business also saw growth in the quarter, with solid results out of Southeast Asia and China and with Australia’s top line pulling near the pre-fire second quarter last year.  In Europe, we saw modest sales improvement sequentially versus the first quarter and the region continues to maintain profitability, outperforming the industry in a challenging economy and business environment.”

Second Quarter 2013 Financial Summary & Highlights

SALES:  Sales for the second quarter of 2013 were up 6.1% to $243.5 million, compared with $229.5 million in the second quarter of 2012.
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The strength of the quarter was, once again, the Americas business, with sales increasing 11.6% year-over-year and hitting an all-time quarterly record within the U.S. commercial business.  The growth occurred across nearly all market segments, led by the corporate office segment (up 11%) and the non-office segments of hospitality (up 63%), government (up 16%) and healthcare (up 13%).  FLOR consumer business sales were up 65% versus the prior year period, due primarily to the larger FLOR store footprint and increased web traffic, each of which were buoyed by a June summer sale that had occurred in July last year.

INTERFACE REPORTS SECOND QUARTER 2013 RESULTS

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Sales in the Asia-Pacific region were up 4.1%, with the Australia business off only 3.4% (1.2% in local currency) versus the pre-fire results in the second quarter last year.  Shipments increased substantially in China, where improved business with local customers greatly outpaced a decline in spending by multinational companies.  Southeast Asia also continued to grow at a robust level.

•
While the European business improved modestly on a sequential basis versus the first quarter, sales were down 3.2% year-over-year as reported in U.S. dollars, or 5.3% in local currencies.  The decline occurred mainly in the U.K., which is the Company’s largest market in the region.  Emerging markets in Eastern Europe, Russia and India produced strong year-over-year growth, albeit on a smaller sales base.

OPERATING INCOME:  Second quarter 2013 operating income was $21.8 million, or 9.0% of sales, down from $22.5 million, or 9.8% of sales, in the second quarter last year.  Gross margin improved by 110 basis points against the prior year period as a result of higher volumes and improved manufacturing efficiencies.  SG&A expenses were $64.4 million, or 26.5% of sales, in the second quarter of 2013, versus $56.2 million, or 24.5% of sales, in the second quarter of 2012.  The year-over-year SG&A expansion was mostly due to budgeted sales and marketing initiatives, including new product introductions, FLOR store openings, and the addition of sales personnel.

INCOME FROM CONTINUING OPERATIONS:  The Company reported income from continuing operations of $11.0 million, or $0.17 per share, in the second quarter of 2013, compared with income from continuing operations of $10.5 million, $0.16 per share, in the prior year period.

NET INCOME:  The Company reported second quarter 2013 net income of $11.0 million, or $0.17 per share, compared with $10.3 million, or $0.16 per share, in the second quarter last year.

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “We’re pleased to see gross margin climb substantially versus last year, and we’re targeting further improvement in the third and fourth quarters.  SG&A expenses increased as a result of planned sales and marketing initiatives, but should taper off a bit as a percentage of sales during the second half of the year.  From a balance sheet perspective, our focus for the remainder of the year is on managing working capital to achieve our cash flow target, while still investing where we see growth opportunities.”

Year to Date 2013 Financial Results
SALES:  For the first six months of 2013, sales were $453.9 million, compared with $439.6 million for the same period a year ago, an increase of 3.3%.

OPERATING INCOME:  Operating income for the 2013 six-month period was $35.8 million (or 7.9% of sales).  Operating income in the first six months of 2012 was $22.8 million, or 5.2% of sales, including a restructuring and asset impairment charge of $16.3 million in that period.  Excluding the charge, operating income for the 2012 six-month period was $39.1 million, or 8.9% of sales.

INTERFACE REPORTS SECOND QUARTER 2013 RESULTS

INCOME FROM CONTINUING OPERATIONS:  Income from continuing operations in the first six months of 2013 was $18.0 million, or $0.27 per share, which includes a previously-reported tax dispute resolution benefit of $1.9 million in the first quarter.  Excluding the tax dispute resolution benefit, income from continuing operations for the first six months of 2013 was $16.1 million, or $0.24 per share.  The Company reported income from continuing operations of $4.4 million, or $0.07 per share, in the first six months of 2012, including the aforementioned $16.3 million restructuring and asset impairment charge.  Excluding the charge, income from continuing operations was $16.6 million, or $0.25 per share, for the 2012 six-month period.

NET INCOME:  The Company reported net income of $18.0 million, or $0.27 per share, for the first six months of 2013.  Excluding the restructuring and asset impairment charge last year, net income during the first six months of 2012 was $16.5 million, or $0.25 per share.  With the charge included, net income in the prior year period was $4.3 million, or $0.07 per share.

“Our outlook for the second half of the year is very encouraging for each of our operating regions, with the exception of Europe, where the recession is hurting certain markets,” concluded Mr. Hendrix.  “Momentum in the Americas continues to build, especially in the U.S., and we believe a true commercial rebound has yet to be seen.  We expect continued growth across Asia, but with some degree of uncertainty around the economy in China.  Our supply chain and top line in Australia have mostly stabilized, and we’re cycling into post-fire comparables beginning in the third quarter in advance of commissioning our rebuilt local manufacturing facility in the fourth quarter.  Our FLOR sales are expanding, as our store locations mature and our customer experience improves across all sales channels.  We’re even seeing improved project and order activity in the U.K. over the past month.  With orders of $260 million in the second quarter, a healthy backlog and a good order trend during the first three weeks of July, we’re optimistic about our prospects for the remainder of the year, tempered somewhat by the question mark over the general economy in Europe.”

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, July 25, 2013, at 9:00 a.m. Eastern Time, to discuss its second quarter 2013 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at the following address:
http://www.media-server.com/m/acs/c130abc108b0bfb4e9111ec0d9df649e or through the Company's website at:
http://www.interfaceglobal.com/Investor-Relations.aspx. The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

INTERFACE REPORTS SECOND QUARTER 2013 RESULTS

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface and FLOR brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2012, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW –

INTERFACE REPORTS SECOND QUARTER 2013 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Six Months Ended
(In thousands, except per share data)	06/30/13	07/01/12	06/30/13	07/01/12

Net Sales	$243,483	$229,546	$453,852	$439,562
Cost of Sales	157,250	150,844	296,367	290,342
Gross Profit	86,233	78,702	157,485	149,220
Selling, General & Administrative Expenses	64,430	56,219	121,688	110,120
Restructuring and Asset Impairment Charge	0	0	0	16,316
Operating Income	21,803	22,483	35,797	22,784
Interest Expense	5,907	6,149	12,065	12,802
Other Expense (Income)	(2)	288	405	688
Income Before Taxes	15,898	16,046	23,327	9,294
Income Tax Expense	4,933	5,509	5,365	4,854
Income from Continuing Operations	10,965	10,537	17,962	4,440
Loss from Discontinued Operations (net of tax)	0	279	0	116
NET INCOME	$10,965	$10,258	$17,962	$4,324

Earnings Per Share – Basic
Continuing Operations	$0.17	$0.16	$0.27	$0.07
Discontinued Operations	0.00	0.00	0.00	0.00
Earnings Per Share – Basic	$0.17	$0.16	$0.27	$0.07

Earnings Per Share – Diluted
Continuing Operations	$0.17	$0.16	$0.27	$0.07
Discontinued Operations	0.00	0.00	0.00	0.00
Earnings Per Share – Diluted	$0.17	$0.16	$0.27	$0.07

Common Shares Outstanding – Basic	66,180	65,952	66,148	65,701
Common Shares Outstanding – Diluted	66,329	66,128	66,297	65,868

Orders from Continuing Operations	$260,300	$255,800	$482,800	$478,400

INTERFACE REPORTS SECOND QUARTER 2013 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	06/30/13	12/30/12
Assets
Cash	$61,370	$90,533
Accounts Receivable	131,284	137,313
Inventory	157,730	141,176
Other Current Assets	53,110	61,629
Total Current Assets	403,494	430,651
Property, Plant & Equipment	184,447	165,725
Other Assets	190,227	192,991
Total Assets	$778,168	$789,367

Liabilities
Accounts Payable	$55,921	$56,292
Accrued Liabilities	84,591	97,424
Current Portion of Long-Term Debt	8,130	8,110
Total Current Liabilities	148,642	161,826
Senior Notes	275,000	275,000
Other Long-Term Liabilities	52,356	56,839
Total Liabilities	475,998	493,665
Shareholders’ Equity	302,170	295,702
Total Liabilities and Shareholders’ Equity	$778,168	$789,367

Consolidated Condensed Statements of Cash Flows	Three Months Ended				Six Months Ended
(In millions)	6/30/13		07/01/12		6/30/13		07/01/12

Net Income		$11.0		$10.2		$18.0		$4.3
Depreciation and Amortization		9.0		7.3		15.7		14.8
Deferred Income Taxes and Other Non-Cash Items		1.9		0.9		3.3		(2.3)
Change in Working Capital
Accounts Receivable	(19.3)		(17.2)		2.6		14.7
Inventories	(2.6)		(5.8)		(19.7)		(9.6)
Prepaids and Other Current Assets	(4.3)		1.8		(14.6)		(2.5)
Accounts Payable and Accrued Expenses	4.3		1.9		(14.3)		4.0
Cash Provided from (Used in) Operating Activities		0.0		(0.9)		(9.0)		23.4
Cash Used in Investing Activities		(0.2)		(11.5)		(15.6)		(22.9)
Cash Used in Financing Activities		(1.3)		(12.8)		(2.1)		(14.0)
Effect of Exchange Rate Changes on Cash		(2.2)		(1.0)		(2.5)		(0.3)
Net Decrease in Cash		$(3.7)		$(26.2)		$(29.2)		$(13.8)

INTERFACE REPORTS SECOND QUARTER 2013 RESULTS

Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions, except per share amounts)

Six Months Ended 06/30/13
Income from Continuing Operations Excluding Tax Dispute Resolution	$16.1
Tax Dispute Resolution	1.9
Income from Continuing Operations, As Reported	$18.0

Six Months Ended 06/30/13
Earnings per Share from Continuing Operations Excluding Tax Dispute Resolution	$0.24
Tax Dispute Resolution	0.03
Earnings per Share from Continuing Operations, As Reported	$0.27

Six Months Ended
07/01/12
Operating Income, Excluding Restructuring and Asset Impairment Charges	$39.1
Restructuring and Asset Impairment Charges	(16.3)
Operating Income, As Reported	$22.8

Six Months Ended
07/01/12
Net Income, Excluding Restructuring and Asset Impairment Charges	$16.5
Restructuring and Asset Impairment Charges (net of tax of $4.1 million)	(12.2)
Net Income, As Reported	$4.3

Six Months Ended
07/01/12
Income from Continuing Operations, Excluding Restructuring and Asset Impairment Charges	$16.6
Restructuring and Asset Impairment Charges (net of tax of $4.1 million)	(12.2)
Income from Continuing Operations, As Reported	$4.4

Six Months Ended
07/01/12
Earnings Per Share, Excluding Restructuring and Asset Impairment Charges	$0.25
Restructuring and Asset Impairment Charges Per Share, After Tax	(0.19)
Earnings Per Share, As Reported	$0.07

INTERFACE REPORTS SECOND QUARTER 2013 RESULTS

Six Months Ended
07/01/12
Earnings Per Share from Continuing Operations, Excluding Restructuring and Asset Impairment Charges	$0.25
Restructuring and Asset Impairment Charges Per Share, After Tax	(0.19)
Earnings Per Share from Continuing Operations, As Reported	$0.07

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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